Exhibit 23




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation of our report dated November 4, 1994, relating to Medicine Shoppe International, Inc. and included as part of Cardinal Health, Inc.'s Form 8-K filed November 16, 1995, into Cardinal Health, Inc.'s previously-filed Registration Statements File No. 33-57223 and No. 33-62198 on Form S-3 and Registration Statements File No. 33-20895, No. 33-38021, No. 33-38022,
         No. 33-42357, No. 33-52535, No. 33-52537, and No. 33-52539 on
         Form S-8.



                                          /s/ Arthur Andersen LLP

         St. Louis, Missouri
         January 17, 1996